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                                                                  EXHIBIT 10.14

                           AXCELIS TECHNOLOGIES, INC.
              EXECUTIVE OFFICER CASH COMPENSATION AT MARCH 1, 2005

BASE SALARIES AND BONUS OPPORTUNITIES. Other than in the case of Mary G. Puma, Axcelis Technologies, Inc. (the "Company") has not entered into any written agreements with its executive officers addressing the amount of base salary or bonus opportunity due to the executive. The Company's Employment Agreement with Ms. Puma is filed as Exhibit 10.8 to this Form 10-K (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (Registration No. 333-36330)). The Company maintains that all executive officers, other than Ms. Puma, are employees at will and that the Company has no obligation to pay base salary or bonuses, other than amounts accrued for services rendered prior to termination of employment and other than in circumstances where the Change of Control Agreements described below are applicable.

In the course of the employment relationship with each executive officer, the Company communicates to executive officers the amount of base salary and a target bonus opportunity approved by the Compensation Committee of the Board of Directors, which compensation is subject to change in the discretion of the Compensation Committee of the Board of Directors. The following table sets forth the annual base salary and annual target bonus opportunity under the 2005 Axcelis Team Incentive Plan as communicated to the executive officers of the Company as in effect on March 1, 2005:

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                                                                                              Bonus
                                                                                              Target (as
                                                                                              a % of
                                                                                              annual
Executive Officer         Title                                               Base Salary     earnings)
Mary G. Puma              President and Chief Executive Officer                $500,000      100%
----------------------------------------------------------------------------------------------------------
Michael J. Luttati        Executive Vice President and COO                     $385,000       75%
----------------------------------------------------------------------------------------------------------
Lynnette C. Fallon        Sr. VP HR/Legal and General Counsel                  $305,000       50%
----------------------------------------------------------------------------------------------------------
Stephen G. Bassett        Sr. Vice President and Chief Financial Officer       $276,000       50%
----------------------------------------------------------------------------------------------------------
David Duff                VP and GM, IIRTP                                     $240,000       45%
----------------------------------------------------------------------------------------------------------
Matthew Flynn             VP, Global Customer Operations                       $233,500       40%
----------------------------------------------------------------------------------------------------------
Kevin Brewer              VP, Manufacturing Operations                         $223,500       45%
----------------------------------------------------------------------------------------------------------
Donald Palette            VP, Finance                                          $207,000       40%
----------------------------------------------------------------------------------------------------------

The Axcelis Team Incentive Plan for Executive Officers adopted by the Compensation Committee of the Board of Directors on January 26, 2005 is filed as
Exhibit 10.12 to this Form 10-K (incorporated by reference to Exhibit 10.1 to the Company's Report on Form 8-K filed with the Commission on January 31, 2005). A description of the implementation of such plan for the fiscal year ending December 31, 2005 is described in such Form 8-K.

OTHER COMPENSATION PLANS. Executives also participate in benefit plans available to all employees, including an Internal Revenue Code Section 401(k) plan, under which the Company made a matching contribution to each participant in 2004, the 2000 Stock Plan and the Employee Stock Purchase Plan, an Internal Revenue Code
Section 423 plan which allows employees to

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purchase Axcelis shares through salary deductions. The 2000 Stock Plan is filed as Exhibit 10.1 to this Form 10-K (incorporated by reference to Exhibit
10.1 to the Company's Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 8, 2004). The Employee Stock Purchase Plan, as currently in effect, is filed as Exhibit 10.2 to this Form 10-K (incorporated by reference to Exhibit 10.2 to the Company's Report on Form 10-Q for the quarter ended September 30, 2000 filed with the Commission on November 14, 2000. The Employee Stock Purchase Plan, as amended effective July 1, 2005, is filed as Exhibit 10.13 to this Form 10-K. Other than a tax and financial planning reimbursement program capped at $5,500 per year, Axcelis offers no material executive perquisites.

CHANGE OF CONTROL AGREEMENTS. The Company has entered into a Change of Control Agreement with each of our executive officers, including Ms. Puma. These Change of Control Agreements provide that in the event there is both a change in control and a termination of employment within three years of that change in control for reasons other than voluntary resignation, cause, death or disability, the officer would be entitled to severance compensation. Under the Change of Control Agreement, a resignation by an officer for reasons of a demotion or reduction in compensation, benefits or position is a termination by us and is not a voluntary resignation. If severance compensation is payable, it would consist of (i) a cash payment equal to the sum of (a) incentive compensation for the completed portion of the incentive period and
(b) the amount determined by multiplying the employee's then salary and average bonus by three, and (ii) continuation of our medical, life and other welfare benefits for up to three years. In the event such severance is payable, all unvested options held by the executive will become exercisable until termination or expiration in accordance with their terms. We will also reimburse the employee for the effects, including federal, state and local income tax consequences, of any excise tax due on severance compensation. The form of Change of Control Agreement between the Company and each of its executive officers updated as of May 1, 2002 is filed as Exhibit 10.4 to this Form 10-K.